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                                                                   Exhibit 99.12

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of WRC Media Inc. on Form 10-K for the year ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned in his capacity as an officer of WRC Media Inc., certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

  (1) Based on the officer's knowledge, the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) Based on the officer's knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition, result of operations and cash flows of WRC Media Inc. for the periods presented in the report.



/s/ Martin E. Kenney, Jr.

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Martin E. Kenney, Jr.
Chief Executive Officer



/s/ Robert S. Lynch

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Robert S. Lynch
Chief Operating Officer, Treasurer and
Principal Financial Officer



/s/ Richard Nota

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Richard Nota
Vice President, Finance and
Principal Accounting Officer